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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-27443 and No. 333-27445 of First Bell Bancorp, Inc. on Form S-8 of our report dated March 23, 2001 (relating to the consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the year ended December 31, 2000), incorporated by reference in this Annual Report on Form 10-K of First Bell Bancorp, Inc. for the year ended December 31, 2002.


/s/DELOITTE & TOUCHE LLP
------------------------
Pittsburgh, Pennsylvania
March 28, 2003